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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       MARCH 3, 2000 (FEBRUARY 25, 2000)

                             UNITED DIAGNOSTIC, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
          DELAWARE                          0-11772                 25-1411971
----------------------------        ------------------------      -------------------
(STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
     OF INCORPORATION)                                            IDENTIFICATION NO.)
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         476 MAIN STREET, SUITE 3-DFL
          WAKEFIELD, RHODE ISLAND                         02879
         ----------------------------------------       ----------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

       Registrant's telephone number, including area code: (401) 789-9995


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         By resolution of the Board of Directors adopted on February 25, 2000, the Board of Directors of the Company approved the engagement of Richard A. Eisner & Company, LLP as its independent auditors for the fiscal year ending December 31, 1999 to replace the firm of Grant Thornton LLP, who were dismissed as auditors of the Company effective February 25, 2000.

         The reports of Grant Thornton LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to audit scope, or accounting principles. However, their report was modified to include an explanatory paragraph with respect to there being substantial doubt about the Company's ability to continue as a going concern.

         In connection with the Company's financial statements for each of the two fiscal years ended December 31, 1998, and in the subsequent interim periods, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the matter in their report.

         The Company has requested Grant Thornton LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 3, 2000, is filed as Exhibit 16 to this Form 8-K.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         C. Exhibits

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

             16            Letter Regarding Change in Certifying Accountants




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNITED DIAGNOSTIC, INC.

                             By: /s/ J. Marvin Feigenbaum
                                 ------------------------------
                                 Name:     J. Marvin Feigenbaum
                                 Title:    Chairman and President

Date:  March 3, 2000


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